Exhibit 1.1


                       CENTRAL FIDELITY BANKS, INC.

                               Common Stock
                        (par value $5.00 per share)



                          UNDERWRITING AGREEMENT



_____________, 1994


To the Representatives of the several
  Underwriters named in the respective
  Pricing Agreements hereinafter described.


Dear Sirs:

     From time to time Central Fidelity Banks, Inc., a Virginia corporation (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such modifications as the parties thereto may determine, and subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule
I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain shares of its Common Stock, par value $5.00 per share (the "Shares"), specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Initial Shares"). If specified in such Pricing Agreement, the Company may grant to the Underwriters the right to purchase at their election an additional number of shares, specified in such Pricing Agreement as provided in Section 2 hereof (the "Option Shares"). The Initial Shares and Option Shares, if any, which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Offered Shares".

     The terms and rights of any particular issuance of Offered Shares shall be as specified in the Pricing Agreement related thereto. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Shares or as an obligation of any of the Underwriters to purchase any of the Shares. The obligation of the Company to issue and sell any of the Shares and the obligation of any of the Underwriters to purchase any of the Shares shall be evidenced by the Pricing Agreement with respect to the Offered Shares specified therein.

     Particular sales of Offered Shares may be made from time to time to the Underwriters of such Shares, for whom the firms designated as representatives of the Underwriters of such Shares in the applicable Pricing Agreement will act as representatives (the "Representatives", which term also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative). Each Pricing Agreement shall specify the aggregate number of Initial Shares, the maximum number of Option Shares, if any, the initial public offering price or the manner of determining such price, the purchase price to the Underwriters of such Offered Shares, the names of the Underwriters of such Offered Shares, the names of the Representatives of such Underwriters, and the number of such Offered Shares to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Initial and Option Shares, if any, and payment therefor. The Pricing Agreement shall also specify, to the extent not set forth in the registration statement and prospectus with respect thereto, the terms of such Offered Shares. A Pricing Agreement may take the form of exchange of any standard form of written telecommunication between the Underwriters and the Company. The obligations of the Underwriters under this Agreement and the Pricing Agreement shall be several and not joint.


     SECTION 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters as follows:

     (a) A registration statement on Form S-3 (File No. 33-______) in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and delivered or to be delivered, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Offered Shares in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 3(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

     (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Offered Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares;

     (c) The Registration Statement and the Prospectus comply, and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Offered Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares;

     (d) The Company meets the requirements for the use of Form S-3 under the Act;

     (e) Neither the Company nor any of its direct or indirect subsidiaries (collectively, the "Subsidiaries") has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change in the conduct of the business, condition (financial or otherwise), earnings, stockholders' equity, business affairs, or business prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and (ii) there have been no material transactions entered into by the Company or any of its Subsidiaries other than those in the ordinary course of business, except, in the case of (i) or (ii), for those set forth or contemplated in the Prospectus and any amendment or supplement thereto. For purposes of this Agreement, the term "Subsidiaries" shall not include or refer to any joint venture of the Company or any of its Subsidiaries formed to dispose of property acquired through loan default or foreclosure (each a "Joint Venture"). Each such Joint Venture is not, and could not reasonably be expected to be, material to the business or financial condition of the Company and its Subsidiaries taken as a whole;

     (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the conduct of the business, condition (financial or otherwise), earnings, stockholders' equity, business affairs, or business prospects of the Company and its subsidiaries, taken as a whole;

     (g) Each of the Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing either as a national bank chartered under the National Bank Act, mortgage company in good standing under the banking or mortgage laws of the Commonwealth of Virginia, or as a corporation in good standing under the laws of the jurisdiction of its incorporation, as applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the conduct of the business, condition (financial or otherwise), earnings, stockholders' equity, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock of each of the Subsidiaries has been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent provided in 12 U.S.C. section 55 or any comparable provision of state law), and is owned by the Company, directly or through Subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity whatsoever;

     (h) The Company is duly registered and in good standing as a bank holding company under the Bank Holding Company Act of 1956, as amended. The deposit accounts of each of the Company's domestic bank subsidiaries are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or, to the best of the Company's knowledge, threatened. Neither the Company nor any of its Subsidiaries is a party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any other Federal or state authority or agency charged with the supervision or insurance of depositary institutions or their holding companies;

     (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

     (j) The Shares have been duly and validly authorized, and, when the Initial Shares are issued and delivered against payment therefor pursuant to this Agreement and the Pricing Agreement with respect to such Offered Shares and, in the case of any Option Shares, pursuant to Over-allotment Options (as defined in Section 2 hereof) with respect to such Shares, such Offered Shares will be duly and validly issued and fully paid and non-assessable; the Shares conform to the summary description thereof contained in the Registration Statement and the Offered Shares will conform to the summary description thereof contained in the Prospectus as amended or supplemented;

     (k) The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement, any Pricing Agreement and each Over-allotment Option, if any, and the consummation of the transactions contemplated herein and therein (i) have been duly authorized by all necessary corporate action and (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company is subject, other than breaches, violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the conduct of the business, condition (financial or otherwise), earnings, stockholders' equity, business affairs or business prospects of the Company and its Subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Articles of Incorporation, Articles of Association, By-laws or other corresponding organizational documents of the Company or any of its Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its Subsidiaries or any of its or its Subsidiaries' properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement or any Over-allotment Option, except such as have been, or will have been prior to each Time of Delivery (as defined in Section 2 hereof), obtained under the Act and the rules and regulations of the Commission thereunder and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

     (l) This Agreement has been, and the applicable Pricing Agreement, as of the date of such Pricing Agreement, will have been, duly authorized, executed and delivered by the Company;

     (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their property is the subject, which are required to be described in the Registration Statement or the Prospectus or which might result in any material adverse effect on the conduct of the business, condition (financial or otherwise), earnings, stockholders' equity, business affairs, or business prospects of the Company and its Subsidiaries, taken as a whole, or which might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement or the applicable Pricing Agreement; to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their property is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material;

     (n) Neither the Company nor any of its Subsidiaries is (i) in violation of its Articles of Incorporation, Articles of Association, By-laws or other corresponding organizational documents, or (ii) in default, nor has an event occurred which, with notice of lapse of time, or both, would constitute a default, in the performance or observance of any material obligation, agreement covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for defaults which, individually or in the aggregate, would not have a material adverse effect on the conduct of the business, condition (financial or otherwise), earnings, stockholders' equity, business affairs, or business prospects of the Company and its Subsidiaries, taken as a whole;

     (o) The accountants who have certified certain financial statements and supporting schedules, if any, of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement or the Prospectus are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

     (p) The financial statements, including the notes thereto, and supporting schedules, if any, included or incorporated by reference in the Registration Statement or the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. In addition, the supporting schedules, if any, included in the Registration Statement or the Prospectus present fairly the information required to be presented therein;

     (q) The Company and its Subsidiaries possess such certificates, authorities or permits issued by the appropriate State or Federal regulatory agencies or bodies as are necessary to conduct any material businesses now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the conduct of the business, condition (financial or otherwise), earnings, stockholders' equity, business affairs, or business prospects of the Company and its Subsidiaries, taken as a whole;

     (r) The Company and its Subsidiaries have good title to, or valid and enforceable leasehold estates in, all items of real and personal property which are stated in the Registration Statement and Prospectus to be owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those the aggregate amount of which are referred to in the Registration Statement and the Prospectus and other than those which do not have a material adverse effect on the business, financial condition or prospects of the Company and the Subsidiaries, taken as a whole; and

     (s) The Company and each of its Subsidiaries have filed all Federal, state, local and foreign tax returns which are required to be filed by any of them or have requested extensions thereof and have paid all taxes shown on such returns and all assessments received by any of them to the extent that the same have become due and are not being contested in good faith.

     SECTION 2.  Sale and Delivery of Shares.

     Upon the execution of the Pricing Agreement applicable to any Offered Shares and authorization by the Representatives of the release of the Initial Shares, the several Underwriters propose to offer the Initial Shares for sale upon the terms and conditions set forth in the Pricing Agreement and the Prospectus as amended or supplemented.

     The Company may specify in the Pricing Agreement applicable to any Offered Shares that the Company thereby grants to the Underwriters the right (an "Over-allotment Option") to purchase at their election up to the number of Option Shares set forth in such Pricing Agreement, on the terms set forth herein and in the Pricing Agreement for the sole purpose of covering over-allotments in the sale of the Initial Shares. Any such election to purchase Option Shares may be exercised by written notice from the Representatives to the Company, given within 30 calendar days of the date of the Pricing Agreement, setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in this Section 2) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice set forth in such Pricing Agreement.

     The number of Option Shares to be added to the number of Initial Shares to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Offered Shares shall be, in each case, the number of Option Shares which the Company has been advised by the Representatives have been attributed to such Underwriter; provided that, if the Company has not been so advised, the number of Option Shares to be so added shall be, in each case, that proportion of Option Shares which the number of Initial Shares to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate number of Initial Shares (rounded as the Representatives may determine to the nearest 100 shares). The total number of Offered Shares to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate number of Initial Shares set forth in Schedule I to such Pricing Agreement plus the aggregate number of Option Shares which the Underwriters elect to purchase.

     Certificates for the Initial Shares and the Option Shares to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement and in such authorized denominations and registered in such names as the Representatives may request upon at least forty eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in the funds specified in such Pricing Agreement, (i) with respect to the Initial Shares, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "First Time of Delivery" and (ii) with respect to the Option Shares, if any, in the manner and at the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Option Shares, or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the "Second Time of Delivery". Each such time and date for delivery is herein called a "Time of Delivery".

     SECTION 3. Covenants of the Company. The Company covenants with each of the Underwriters of any Offered Shares as follows:

     (a) To prepare the Prospectus as amended and supplemented in relation to the applicable Offered Shares in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Offered Shares or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Shares and prior to any Time of Delivery for such Shares which shall be disapproved by the Representatives for such Shares promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after any Time of Delivery for such Shares and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Shares, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Offered Shares, of the suspension of the qualification of such Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

     (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

     (c) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Offered Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

     (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11 (a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

     (e) During the period beginning from the date of the Pricing Agreement for such Offered Shares and continuing to and including the later of (i) the date specified in the Pricing Agreement for such Offered Shares and (ii) the last Time of Delivery for such Offered Shares, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, the Company's Common Stock or any securities of the Company that are substantially similar to the Company's Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, the Company's Common Stock or any such substantially similar securities (other than pursuant to (i) employee benefit or stock option plans (including the Company's Stock and Thrift Plan, Employee Stock Incentive Plan and Incentive Stock Option Plans), (ii) the Stock Compensation Plan for Non-Employee Directors, (iii) the Stock Purchase Plans (including dividend reinvestment in shares of Common Stock) and (iv) such similar plans as may be existing on, or upon the conversion of convertible or exchangeable securities outstanding as of, the date of the Pricing Agreement for such Offered Shares) without the prior written consent of the Representatives;

     (f) To use the net proceeds received by it from the sale of the Offered Shares in the manner specified in the Prospectus, as amended or supplemented, under "Use of Proceeds";

     (g) To use its best efforts to cause the Shares to be included for quotation on the Nasdaq National Market and will use every reasonable effort to maintain the quotation of the Shares on the Nasdaq National Market; and

     (h) To furnish to the Representatives copies of all reports and communications delivered to the Company's stockholders or to holders of the Shares as a class and will also furnish copies of all reports (excluding exhibits) filed with the Commission on forms 8-K, 10-Q and 10-K, and all other reports and information furnished to its stockholders generally, not later than the time such reports are first furnished to its stockholders generally as the Representatives may reasonably request.

     SECTION 4. Payment of Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to any required reviews by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing certificates for the Shares; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; and (vii) all other costs and expenses incident to the performance of its obligations hereunder and under any Over-allotment Options which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 6 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     SECTION 5. Conditions. The obligations of the Underwriters of any Offered Shares under the Pricing Agreement relating to such Offered Shares shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties of the Company in or incorporated by reference in the Pricing Agreement relating to such Offered Shares are, at and as of each Time of Delivery for such Offered Shares, true and correct, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus as amended or supplemented in relation to such Offered Shares shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

     (b) Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated each Time of Delivery for such Offered Shares, with respect to the validity of the Offered Shares, the Registration Statement, the Prospectus and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     (c) Counsel for the Company satisfactory to the Representatives shall have furnished to the Representatives their written opinions, dated each Time of Delivery for such Offered Shares, respectively, in form and substance satisfactory to the Representatives, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented and to enter into and perform its obligations under this Agreement and the Pricing Agreement;

          (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases property or conducts business so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon the opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company and its Subsidiaries, provided that such counsel shall state that they believe that both the Representatives and they are justified in relying upon such opinions and certificates);

          (iii) The Company is duly registered and in good standing as a bank holding company under the Bank Holding Company Act of 1956, as amended. The deposit accounts of each of the Company's domestic bank subsidiaries are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or, to the best of such counsel's knowledge, threatened. To the best of such counsel's knowledge, neither the Company nor any of its Subsidiaries is a party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any other Federal or state authority or agency charged with the supervision or insurance of depositary institutions or their holding companies;

          (iv) Central Fidelity National Bank (the "Bank") has been duly organized and is validly existing as a national banking association in good standing under the National Bank Act and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases properties or conducts business so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole; all of the issued and outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and non-assessable (except to the extent provided in 12 U.S.C. section 55 or any comparable provision of state law); and all of the issued and outstanding capital stock of the Bank (other than directors' qualifying shares) is owned by the Company free and clear of any perfected security interest and, to the best of such counsel's knowledge, any other security interests, claims, liens or encumbrances (such counsel being entitled to rely in respect of the opinion in this clause upon the opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company and its Subsidiaries, provided that such counsel shall state that they believe that both the Representatives and they are justified in relying upon such opinions and certificates);

          (v) This Agreement and the Pricing Agreement with respect to the Offered Shares have been duly authorized, executed and delivered by the Company;

          (vi) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented, and all of the issued and outstanding shares of capital stock of the Company (including the Offered Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; the form of certificates used to evidence the shares of capital stock of the Company (including the Offered Shares being delivered at such Time of Delivery) is in due and proper form and complies with all statutory requirements of Virginia law; and the Offered Shares conform in all material respects to the summary description thereof in the Prospectus as amended or supplemented;

          (vii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries or Joint Ventures is a party or of which any of their property is the subject, which are required to be described in the Registration Statement or the Prospectus and are not so described as required or which might have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (viii) To the best of such counsel's knowledge, (i) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than described therein or filed or incorporated by reference as exhibits thereto, and (ii) no material default by the Company exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, filed or incorporated by reference, which would have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole;

          (ix) The issuance and sale of the Offered Shares being delivered at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the Pricing Agreement with respect to the Offered Shares and the consummation of the transactions herein and therein contemplated (A) have been duly authorized by all necessary corporate action and (B) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of their property or assets is subject, other than breaches, violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole, nor will such actions result in any violation of the provisions of the Articles of Incorporation, Articles of Association, or By-laws of the Company or the Bank or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or the Bank or any of their properties;

          (x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Offered Shares being delivered at such Time of Delivery or the consummation by the Company of the transactions contemplated by this Agreement or the applicable Pricing Agreement, except such as have been obtained under the Act, the rules and regulations of the Commission thereunder, the Exchange Act and the rules and regulations of the Commission thereunder and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Shares by the Underwriters;

          (xi) Neither the Company nor the Bank is in violation of its Articles of Incorporation, Articles of Association, or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for defaults which, individually or in the aggregate, would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole;

          (xii) The statements set forth in the Registration Statement and the Prospectus as amended or supplemented under the captions "Description of Capital Stock" and "Description of Shares", insofar as such statements purport to constitute a summary of the documents and matters of law referred to therein, are accurate summaries and fairly present the information called for with respect to such documents and matters of law;

          (xiii) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related notes and schedules thereto, descriptions of accounting treatment and other financial or statistical information included or incorporated by reference therein (collectively, the "financial information"), as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

          (xiv) The Registration Statement and the Prospectus as amended or supplemented, and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial information, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

          (xv) Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xii) of this Section 5(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial information, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial information, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial information, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any document required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

     (d) On the date of the Pricing Agreement for such Offered Shares and at each Time of Delivery for such Offered Shares, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the date of the Pricing Agreement and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives.

     (e) (i) Neither the Company nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Offered Shares, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Offered Shares, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Offered Shares there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change in the conduct of the business, condition (financial or otherwise), earnings, stockholders' equity, business affairs, or business prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Offered Shares, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Shares on the terms and in the manner contemplated in the Prospectus as amended relating to the Offered Shares.

     (f) On or after the date of the Pricing Agreement relating to the Offered Shares (i) no downgrading shall have occurred in the rating accorded any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

     (g) On or after the date of the Pricing Agreement relating to the Offered Shares there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Virginia state authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Initial Shares or Option Shares or both on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Offered Shares.

     (h) The Offered Shares at each Time of Delivery shall have been duly approved, subject to notice of issuance, for quotation on the Nasdaq National Market.

     (i) The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Offered Shares certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request.


     SECTION 6.  Indemnification.

     (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Offered Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Offered Shares on the other from the offering of the Offered Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Offered Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Offered Shares in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Shares and not joint.

     (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.


     SECTION 7.  Default of Underwriters.

     (a) If any Underwriter shall default in its obligation to purchase the Initial Shares or Option Shares which it has agreed to purchase under the Pricing Agreement relating to such Shares, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Initial Shares or Option Shares, as the case may be, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone a Time of Delivery for such Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Offered Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Initial Shares or Option Shares, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of the Initial Shares or Option Shares, as the case may be, to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Initial Shares or Option Shares, as the case may be, which such Underwriter agreed to purchase under the Pricing Agreement relating to such Offered Shares and, in addition, to require each non-defaulting Underwriter to purchase its pro-rata share (based on the number of Initial Shares or Option Shares, as the case may be, which such Underwriter agreed to purchase under such Pricing Agreement) of the Initial Shares or Option Shares, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Initial Shares or Option Shares, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Initial Shares or Option Shares, as the case may be, which remains unpurchased exceeds one-eleventh of the aggregate number of the Initial Shares or Option Shares, as the case may be, to be purchased at the respective Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Initial Shares or Option Shares, as the case may be, of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Initial Shares or the Over-allotment Option relating to such Option Shares, as the case may be, shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.


     SECTION 9. Termination of Agreement. If any Pricing Agreement or Over-allotment Option shall be terminated pursuant to Section 7 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Initial Shares or Optional Shares with respect to which such Pricing Agreement shall have been terminated except as provided in Sections 4 and 6 hereof; but, if for any other reason, Offered Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Offered Shares, but the Company shall then be under no further liability to any Underwriter with respect to such Offered Shares except as provided in Sections 4 and 6 hereof.


     SECTION 10. Notices. In all dealings hereunder, the Representatives of the Underwriters of Offered Shares shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 6(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter as its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, request, notice or agreements shall take effect upon receipt thereof.


     SECTION 11. Parties. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 6 and 8 hereof, the officers and directors of the Company and each person who control the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire to have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.


     SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                                   Very truly yours,

                                   CENTRAL FIDELITY BANKS, INC.



                                   By:  ______________________
                                        Name:
                                        Title:


                                                                    ANNEX I




                             Pricing Agreement


                                                    _________________, 19__



[Name(s) of Representative(s)]
  As Representatives of the several
  Underwriters-named in Schedule I hereto


Dear Sirs:

     Central Fidelity Banks, Inc., a corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated ____________, 1994 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Offered Shares" consisting of Initial Shares and any Option Shares the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Offered Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Offered Shares pursuant to Section 10 of the Underwriting Agreement and the address of the Representatives referred to in such Section 10 are set forth in Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Offered Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, [(a)] the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto [and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Option Shares as to which such election shall have been exercised].

     [The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Option Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Initial Shares. Any such election to purchase Option Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.]

     This Pricing Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     If the foregoing is in accordance with your understanding, please sign and return to us [one for the Company and one for each of the Representatives plus one for each counsel] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                              Very truly yours,

                              CENTRAL FIDELITY BANKS, INC.



                              By: _______________________________
                                  Name:
                                  Title:



Accepted as of the date hereof:

[Name(s) of Representatives]


By: ___________________________
    Name:
    Title:

On behalf of each of the Underwriters

                                SCHEDULE I







                                        [Maximum
                        Number of       Number
                        Initial         of Option
                        Shares          Shares Which
                        to be           May be
  Underwriter           Purchased       Purchased]

















Total . . . .      ---------------     ---------------

                                 SCHEDULE II


Title of Offered Shares:

Number of Offered Shares:

   Number of Initial Shares:

   Maximum Number of Option Shares:

Initial Offering Price to Public:

   [$....... per Share] [Formula]

Purchase Price by Underwriters:

   [$....... per Share] [Formula]

Form of Offered Shares

Definitive form, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of [The Depository Trust Company or its designated custodian] [the Representatives]

Specified Funds for Payment of Purchase Price:

[New York] Clearing House (next day) funds

[Describe any blackout provisions with respect to the Offered Shares]

Termination Date of "lock-up" pursuant to Section 3(e) of Underwriting
Agreement:

Time of Delivery:

________ a.m. (New York City time), ___________, 19__

Closing Location:

Names and Addresses of Representatives:

   Offered Representatives:

   Address for Notices, etc.:

[Other Terms]*:



* A description of particular tax, accounting or other unusual features (including any event risk provisions) of the Offered Shares should be set forth, or referenced to an attached or accompanying description, if necessary, to ensure agreement as to the terms of the Offered Shares to be purchased and sold. Such a description might appropriately be in the form in which such features will be described in the Prospectus Supplement for the offering.

                               ANNEX II




     Pursuant to Section 5(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

     (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

    (ii) In their opinion, the financial statements (and, if applicable, any supplementary financial information, financial schedules, financial forecasts and/or pro forma-financial information) audited or examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder, and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives);

   (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

    (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

     (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

    (vi) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

          (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

          (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

          (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

          (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (F) for-the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net interest income or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

   (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

     All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Offered Shares for purposes of the letter delivered at the Time of Delivery for such Offered Shares.